Exhibit 99.1
Hillman Reports First Quarter 2022 Results

CINCINNATI, May 3, 2022 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen weeks ended March 26, 2022.

First Quarter 2022 Highlights
•Net sales for the first quarter of 2022 increased to $363.0 million compared to $341.3 million in the prior year quarter.
•Net loss for the first quarter of 2022 totaled $(1.9) million, or $(0.01) per diluted share, compared to $(9.0) million, or $(0.10) per diluted share, in the prior year quarter.
•Adjusted diluted EPS1 for the first quarter of 2022 were $0.09 per diluted share compared to $0.16 per diluted share in the prior year quarter.
•Adjusted EBITDA1 for the first quarter of 2022 totaled $44.0 million compared to $47.8 million in the prior year quarter.

"Our industry leading fill rates during the first quarter of 2022 were the result of our best-in-class field sales and service team, coupled with our investment into inventory made last year," commented Doug Cahill, chairman, president and chief executive officer of Hillman. "Successfully navigating the ongoing challenges in the supply chain has resulted in unmatched performance at the shelves of our customers, which include America's leading big box and home improvement retailers, as well as your hometown hardware store. Our strong execution has led to recent customer wins in the fasteners and builders hardware categories."

"Looking forward, we believe our business, which is focused on home repair, remodel and maintenance, will benefit from several long-term tailwinds as housing stock in North America continues to age. Our differentiated strategy led by our field sales and service team of 1,100 strong and our store-direct delivery model has allowed us to partner together with our top five customers for, on average, over 20 years."

Full Year 2022 Guidance
Management reiterated guidance for its 2022 fiscal year originally provided on March 2, 2022 with Hillman's fourth quarter 2021 results.
•Net sales are anticipated to be in the range of $1.5 billion to $1.6 billion
•Adjusted EBITDA1 is expected to be in the range of $207 million to $227 million
•Free Cash Flow is projected to be in a range of $120 million to $130 million

First Quarter 2022 Results Presentation
Hillman plans to host a conference call and webcast presentation today, May 3, 2022, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.

Date/Time: May 3, 2022 at 8:30 a.m. Eastern Time
Listen-only Webcast: https://edge.media-server.com/mmc/p/znivjan2
Toll-Free: (866) 673-2033

1) Adjusted EBITDA and Adjusted Diluted EPS are non-GAAP financial measures. Refer to the "Reconciliation of Adjusted EBITDA” and "Reconciliation of Adjusted Earnings per Share" section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

International: (409) 217-8313
Conference ID: 3008416

A webcast replay will be available approximately one hour after the conclusion of the call using the link above.

Hillman’s earnings release, quarterly presentation, and Form 10-Q were filed with the SEC and are accessible on its Investor Relations website, https://ir.hillmangroup.com.

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward-Looking Statements
This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. All forward-looking statements are made in good faith by the company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve (4) ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on March 16, 2022. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 26, 2022	Thirteen Weeks Ended March 27, 2021
Net sales	$363,013	$341,281
Cost of sales (exclusive of depreciation and amortization shown separately below)	213,273	201,298
Selling, general and administrative expenses	114,538	103,179
Depreciation	13,254	16,341
Amortization	15,521	14,909
Management fees to related party	—	126
Other (income) expense, net	(2,422)	(352)
Income (loss) from operations	8,849	5,780
Interest expense, net	11,628	19,019
Interest expense on junior subordinated debentures	—	3,152
(Gain) loss on mark-to-market adjustments	—	(673)
Investment income on trust common securities	—	(95)
Income (loss) before income taxes	(2,779)	(15,623)
Income tax provision (benefit)	(892)	(6,653)
Net income (loss)	$(1,887)	$(8,970)

Basic and diluted income (loss) per share	$(0.01)	$(0.10)
Weighted average basic and diluted shares outstanding	194,007	91,179

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	March 26, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$19,375	$14,605
Accounts receivable, net of allowances of $2,813 ($2,891 - 2021)	130,513	107,212
Inventories, net	565,716	533,530
Other current assets	17,396	12,962
Total current assets	733,000	668,309
Property and equipment, net of accumulated depreciation of $296,866 ($284,069 - 2021)	173,429	174,312
Goodwill	826,055	825,371
Other intangibles, net of accumulated amortization of $368,562 ($352,695 - 2021)	782,295	794,700
Operating lease right of use assets	79,481	82,269
Deferred tax assets	1,460	1,323
Other assets	24,280	16,638
Total assets	$2,620,000	$2,562,922
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$196,913	$186,126
Current portion of debt and financing lease liabilities	11,750	11,404
Current portion of operating lease liabilities	12,848	13,088
Accrued expenses:
Salaries and wages	15,516	8,606
Pricing allowances	9,823	10,672
Income and other taxes	5,181	4,829
Interest	1,751	1,519
Other accrued liabilities	41,265	41,052
Total current liabilities	295,047	277,296
Long-term debt	932,615	906,531
Deferred tax liabilities	139,886	137,764
Operating lease liabilities	71,691	74,476
Other non-current liabilities	14,387	16,760
Total liabilities	$1,453,626	$1,412,827
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,136,319 issued and 194,048,014 outstanding at March 26, 2022 and 194,083,625 issued and 193,995,320 outstanding at December 25, 2021	20	20
Additional paid-in capital	1,393,428	1,387,410
Accumulated deficit	(212,068)	(210,181)
Accumulated other comprehensive income (loss)	(15,006)	(27,154)
Total stockholders' equity	1,166,374	1,150,095
Total liabilities and stockholders' equity	$2,620,000	$2,562,922

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 26, 2022	Thirteen Weeks Ended March 27, 2021
Cash flows from operating activities:
Net income (loss)	$(1,887)	$(8,970)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,775	31,250
Deferred income taxes	1,293	(5,955)
Deferred financing and original issue discount amortization	1,299	904
Stock-based compensation expense	6,018	1,741
Change in fair value of contingent consideration	(1,470)	—
Other non-cash interest and change in fair value of interest rate swap	—	(673)
Changes in operating items:
Accounts receivable, net	(22,304)	(15,155)
Inventories, net	(29,529)	(55,407)
Other assets	(3,854)	(5,405)
Accounts payable	9,910	18,485
Other accrued liabilities	8,169	(6,204)
Net cash used for operating activities	(3,580)	(45,389)
Cash flows from investing activities:
Acquisition of business, net of cash received	(2,500)	—
Capital expenditures	(12,541)	(9,077)
Net cash used for investing activities	(15,041)	(9,077)
Cash flows from financing activities:
Repayments of senior term loans	(2,128)	(2,652)
Borrowings on revolving credit loans	70,000	62,000
Repayments of revolving credit loans	(43,000)	(14,000)
Principal payments under finance lease obligations	(259)	(227)
Proceeds from exercise of stock options	328	1,643
Cash payments related to hedging activities	(467)	—
Net cash provided by financing activities	24,474	46,764
Effect of exchange rate changes on cash	(1,083)	94
Net increase (decrease) in cash and cash equivalents	4,770	(7,608)
Cash and cash equivalents at beginning of period	14,605	21,520
Cash and cash equivalents at end of period	$19,375	$13,912

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended March 26, 2022	Thirteen Weeks Ended March 27, 2021
Net income (loss)	$(1,887)	$(8,970)
Income tax provision (benefit)	(892)	(6,653)
Interest expense, net	11,628	19,019
Interest expense on junior subordinated debentures	—	3,152
Investment income on trust common securities	—	(95)
Depreciation	13,254	16,341
Amortization	15,521	14,909
Mark-to-market adjustment of interest rate swap	—	(673)
EBITDA	$37,624	$37,030

Stock compensation expense	6,018	1,741
Other (1)	369	9,035
Adjusted EBITDA	$44,011	$47,806

(1)Other includes certain litigation charges, acquisition and integration expense, gain or loss on revaluation of contingent consideration, restructuring expense, and pre-merger management fees. The thirteen weeks ended March 27, 2021 include $4.8 million of acquisition and integration expenses related to historical acquisitions, including the merger with Landcadia Holdings III, Inc. and $4.0 million in legal fees associated with our litigation with KeyMe, Inc.

Reconciliation of Adjusted Diluted Earnings per Share (Unaudited)
(in thousands, except per share data)

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended March 26, 2022	Thirteen Weeks Ended March 27, 2021
Diluted EPS, as reported	$(0.01)	$(0.10)
Adjustments:
Stock compensation expense	0.03	0.02
Other (1)	—	0.10
Amortization expense	0.08	0.16
Income tax adjustment (2)	(0.01)	(0.02)
Total Adjustments	$0.10	$0.26
Adjusted Diluted EPS	$0.09	$0.16

Diluted Shares, as reported	194,007	91,179
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	1,171	829
Adjusted Diluted Shares	195,178	92,008

Note: Adjusted EPS may not add due to rounding.

(1)Other includes certain litigation charges, acquisition and integration expense, gain or loss on revaluation of contingent consideration, restructuring expense, and pre-merger management fees. The thirteen weeks ended March 27, 2021 include $4.8 million of acquisition and integration expenses related to historical acquisitions, including the merger with Landcadia Holdings III, Inc. and $4.0 million in legal fees associated with our litigation with KeyMe, Inc.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.2% for the U.S. and 26.5% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.2%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense included in "Other" was calculated using the statutory rate of 25.2%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.2%.

Source: Hillman Solutions Corp.

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